Exhibit 32.1
MACKINAC FINANCIAL CORPORATION
CERTIFICATION PERSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C § 1350, and accompanies the quarterly report on Form 10-Q for the quarter ended September 30, 2010, (the “Form 10-Q”) of Mackinac Financial Corporation (the “Issuer”).
     I, Paul D. Tobias, Chairman and Chief Executive Officer of the Issuer, certify that:
(1)	The Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of the Issuer.

/s/ Paul D. Tobias
Paul D. Tobias
Chairman and Chief Executive Officer (chief executive officer)

Date: November 15, 2010

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